Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

dated as of [●], 2026

among

LAIRD SUPERFOOD, INC.,

AND

GATEWAY SUPERFOOD NSSIII INVESTMENT, LLC

AND

GATEWAY SUPERFOOD NSSIV INVESTMENT, LLC

AND

the other Stockholders party hereto

TABLE OF CONTENTS

i

ii

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of            [●], 2026 (the “Effective Date”), among (i) Laird Superfood, Inc., a Nevada corporation (the “Corporation”), (ii) Gateway Superfood NSSIII Investment, LLC (“Gateway III”) and Gateway Superfood NSSIV Investment, LLC (“Gateway IV” and together with Gateway III and their successors and any Affiliate (as defined herein) that becomes a party hereto, the “Investor”) and (iii) all other Persons (as defined herein) who become parties to this Agreement as “Stockholders” in accordance with the terms of this Agreement (the “Other Stockholders” and, together with the Investor, the “Stockholders”).

WHEREAS, the Corporation and the Investor are parties to that certain Investment Agreement, dated as of December 21, 2025, by and among the Corporation and the Investor (the “Investment Agreement”), pursuant to which the Corporation is selling to the Investor, and the Investor is purchasing from the Corporation, up to an aggregate of 110,000 shares of Series A Convertible Preferred Stock of the Corporation, par value $0.001 per share (together with any equity securities issued or issuable in exchange for or with respect to such shares of Series A Convertible Preferred Stock (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, exchange or other reorganization, the “Preferred Shares”), which are convertible into Common Shares (as defined herein);

WHEREAS, as a condition to the obligations of the Corporation and the Investor under the Investment Agreement, the Corporation and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor; and

WHEREAS, the Stockholders and the Corporation desire to address herein certain registration rights with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” does not include at any time (i) any direct or indirect Portfolio Companies or (ii) when used with respect to the Investor, any investment advisory or investment management client of Nexus or client of any investment adviser affiliated with Nexus.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Block Trade” means an Underwritten Offering not involving any “road show” or other substantial marketing efforts by the underwriters over a period of at least 48 hours, which is commonly known as a “block trade.”

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Common Shares” means the shares of common stock, $0.001 par value per share, of the Corporation and any equity securities issued or issuable in exchange for or with respect to such Common Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation, exchange or other reorganization.

“Corporation” has the meaning set forth in the preamble to this Agreement.

“Corporation Indemnitee” has the meaning set forth in Section 5.5.

“Corporation Takedown Notice” has the meaning set forth in Section 2.3.

“Demand” has the meaning set forth in Section 2.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Deferral Period” has the meaning set forth in Section 2.6.

“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale) as determined in accordance with Rule 159 promulgated under the Securities Act.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder. A reference to an “Exchange Act Rule” means such rule or regulation of the SEC under the Exchange Act, as in effect from time to time or as replaced by a successor rule thereto.

“FINRA” has the meaning set forth in Section 4.3.

“Form S-3” has the meaning set forth in Section 2.2.

“Free Writing Prospectus” has the meaning set forth in Section 4.3(a)(iii).

“Fund” means any pooled investment vehicle or similar entity sponsored or managed by Nexus or any of its Subsidiaries.

“Governmental Entity” means any federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body), or any self-regulatory authority or stock exchange.

“Investment” means any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund managed (directly or indirectly) by Nexus or its Affiliates.

“Losses” has the meaning set forth in Section 5.1.

“Marketed Underwritten Offering” means an Underwritten Offering that involves substantial marketing effort by the underwriters or the Corporation over a period of at least forty-eight (48) hours.

“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act or any successor to such provision.

“Nexus” means Nexus Capital Management LP.

“Other Proposed Sellers” has the meaning set forth in Section 3.3.

“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.

“Piggyback Notice” has the meaning set forth in Section 3.2.

“Piggyback Registration” has the meaning set forth in Section 3.1.

“Piggyback Seller” has the meaning set forth in Section 3.2.

“Portfolio Company” means any Person in which any Fund owns any Investment.

“Proceeding” has the meaning set forth in Section 6.8.

“Records” has the meaning set forth in Section 4.3(a)(viii).

“Rule 144”, “Rule 145”, “Rule 158”, “Rule 159A”, “Rule 405”, “Rule 415”, and “Rule 424”, mean, in each case, such rule promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Registrable Amount” means a number of Registrable Securities representing at least $10.0 million of aggregate anticipated gross proceeds (such value shall be determined based on the value of such Registrable Securities on the date immediately preceding the date upon which the Demand Notice, as applicable, has been received by the Corporation); provided that in the case of any Marketed Underwritten Offering the aggregate anticipated gross proceeds is at least $20.0 million.

“Registrable Securities” means (i) any Common Shares issuable upon conversion of any Preferred Shares, (iii) any other Common Shares , in each case currently held by any Stockholder or hereafter acquired by any Stockholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred by the holder thereof pursuant to an effective registration statement, (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act or (iii) (A) such securities are owned by any Other Stockholder and (B) such securities may be sold pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act without compliance with the manner of sale, volume and other limitations under such rule.

“Registration Expenses” has the meaning set forth in Section 4.4.

“Requested Information” has the meaning set forth in Section 4.5(a).

“Requesting Stockholder” has the meaning set forth in Section 2.1(a).

“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder. A reference to a “Securities Act Rule” means such rule or regulation of the SEC under the Securities Act, as in effect from time to time or as replaced by a successor rule thereto.

“Selected Courts” has the meaning set forth in Section 6.8.

“Selling Stockholders” means the Persons named as selling stockholders in any registration statement under Article II hereof and who is the Beneficial Owner of Registrable Securities being offered thereunder.

“Shelf Notice” has the meaning set forth in Section 2.2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2.2(a).

“Shelf Takedown” has the meaning set forth in Section 2.3.

“Stockholder” has the meaning set forth in the preamble to this Agreement.

“Subsidiary” or “Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person. For purposes of this definition, the term “controlled” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of securities, by contract or otherwise. The term “Subsidiary” does not include at any time any Funds or Portfolio Companies.

“Suspension Period” has the meaning set forth in Section 2.6.

“Takedown Notice” has the meaning set forth in Section 2.3.

“Transfer” means any direct or indirect sale, transfer, assignment, offer, pledge, charge, mortgage, exchange, conversion, hypothecation, grant of participation interest in, grant of a security interest or other direct or indirect disposition or encumbrance of legal title to or any beneficial interest (in each case, whether with or without consideration, whether voluntarily or involuntarily or by operation of law). Terms such as “Transferrable”, “Transferred” and “Transferee” shall each have a correlative meaning with the term “Transfer”.

“Underwritten Offering” means a sale of securities of the Corporation to an underwriter or underwriters for reoffering to the public.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

Section 1.2    Interpretation. In this Agreement, unless the context otherwise requires,

(a)    words importing the singular include the plural and vice versa;

(b)    pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(c)    a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;

(d)    a reference to a statute, regulations, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;

(e)    a reference to a document includes all amendments or supplements to, or replacements or novations of that document;

(f)    a reference to any party to a document includes that party’s successors, permitted transferees and permitted assigns;

(g)    a reference to any person includes that person’s successors, permitted transferees and permitted assigns;

(h)    the use of the term “including” means “including, without limitation”;

(i)    the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;

(j)    the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions in this Agreement;

(k)    where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;

(l)    the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and

(m)    unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one (1) month following February 18 is March 18, and one (1) month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1)).

ARTICLE II

DEMAND AND SHELF REGISTRATION RIGHTS

Section 2.1    Right to Demand Registration.

(a)    At any time, one or more Stockholders (each, a “Requesting Stockholder”) shall be entitled to make a written request of the Corporation (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, in the aggregate taking into account all of the Requesting Stockholders, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a “Demand Registration”) and thereupon the Corporation will, subject to the terms of this Agreement, use its reasonable best efforts to effect the registration, in each case as promptly as practicable under the Securities Act of:

(i)    the Registrable Securities which the Corporation has been so requested to register by the Requesting Stockholder(s) for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)    all other Registrable Securities which the Corporation has been requested to register pursuant to Section 2.1(b); and

(iii)    all equity securities of the Corporation which the Corporation may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.4(c);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Shares, if any, to be so registered.

(b)    Each Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Stockholder (or Requesting Stockholders). Within three (3) Business Days after receipt of a Demand, the Corporation shall give written notice of such Demand to all other Stockholders. Subject to Section 2.4(c), the Corporation shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Corporation has received a written request for inclusion therein within five (5) Business Days after the Corporation’s notice required by this Section 2.1(b) has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b). The Requesting Stockholder(s) and any Stockholder requesting inclusion in any Demand Registration pursuant to this Section 2.1(b) may change the number of their Registrable Securities proposed to be offered pursuant to such Demand Registration at any time prior to the pricing of such offering (in the case of an Underwritten Offering) or effectiveness of the registration statement (in the case of any other offering) so long as such change would not materially adversely affect the timing or success of the offering and such revised number of Registrable Securities in the aggregate, taking into account the Requesting Stockholder(s) and any Stockholder requesting inclusion in the Demand Registration pursuant to this Section 2.1(b), continues to equal or exceed the Registrable Amount.

(c)    Demand Registrations shall be on (i) Form S-1 or any similar long-form registration, (ii) Form S-3 or any similar short form registration, if such short form registration is then available to the Corporation, or (iii) Form S-3ASR if the Corporation is, at the time a Demand is made, a Well-Known Seasoned Issuer, in each case, reasonably acceptable to the Requesting Stockholders holding a majority of the Registrable Securities included in the applicable Demand Registration.

(d)    The Corporation shall not be obligated to effect any Demand Registration (A) within six (6) months of the effective date of a registration statement with respect to a “firm commitment” Marketed Underwritten Offering in which all Stockholders were given “piggyback” rights pursuant to Section 3.1 (subject to Section 3.2) and at least 50% of the number of Registrable Securities requested by such Piggyback Sellers to be included in such Piggyback Registration were included, (B) within ninety (90) days of the effective date of a registration statement with respect to any other Demand Registration or (C) as provided in Section 2.6.

Section 2.2    Shelf Registration.

(a)    Subject to the availability to the Corporation of a registration statement on Form S-3 or on any other form which permits forward incorporation of substantial information by reference to other documents filed with the SEC (“Form S-3”), any of the Stockholders may by written notice delivered to the Corporation (the “Shelf Notice”) require the Corporation to prepare and file as soon as practicable (but no later than thirty (30) days after the date the Shelf Notice is delivered), and to use its reasonable best efforts to cause to be declared effective by the SEC as soon as reasonably practicable after such filing, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of a number of Registrable Securities that is equal to or greater than the Registrable Amount (the “Shelf Registration Statement”), which shall be on an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) if at the time the Corporation is a Well-Known Seasoned Issuer. At the time the Shelf Registration Statement is declared effective, each Stockholder shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Stockholder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable Law and the plan and method of distribution set forth in a Takedown Notice, which shall be set forth in the prospectus included in such Form S-3.

(b)    If the Corporation shall become a Well-Known Seasoned Issuer, (x) the Corporation shall give written notice to all of the Stockholders as promptly as practicable but in no event later than ten (10) Business Days thereafter and such notice shall describe, in reasonable detail, the basis on which the Corporation has become a Well-Known Seasoned Issuer, and (y) the Corporation shall, upon written request by the Stockholder, as promptly as practicable, but in no event later than 20 Business Days after receiving such request, use its reasonable best efforts to register, under an automatic shelf registration statement, the sale of all of the Registrable Securities in accordance with the terms of this Agreement. The Corporation agrees that if any Stockholder beneficially owns any Registrable Securities three years after the filing of the most recent automatic shelf registration statement in compliance with this Section 2.2(b), the Corporation shall, if permitted under applicable rules of the SEC, file and cause to remain effective a new automatic shelf registration statement that registers the sale of any Registrable Securities that remain outstanding at such time. The Corporation shall give written notice of filing such Registration Statement to all of the Holders as promptly as practicable thereafter. At any time after the filing of an automatic shelf registration statement by the Corporation, if the Corporation is no longer a Well-Known Seasoned Issuer, within ten (10) Business Days after such date of determination, the Corporation shall (A) give written notice thereof to all of the Holders and (B) to the extent the Corporation continues to qualify for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Corporation shall file, if necessary, a Short-Form Registration Statement (or a post-effective amendment converting the Automatic Shelf Registration Statement to a Short-Form Registration Statement) covering all of the Registrable Securities, and the Corporation shall use its reasonable best efforts to have such Short-Form Registration Statement declared effective as promptly as practicable after the date the automatic shelf registration statement is no longer useable by the Stockholders to sell their Registrable Securities.

(c)    Subject to Section 2.6, the Corporation will use its reasonable best efforts to keep a Shelf Registration Statement current and continuously in effect with respect to resales of all Registrable Securities following the required filing thereof, and shall file such supplements or amendments to such Shelf Registration Statement as may be necessary or appropriate in order to keep such Shelf Registration Statement continuously effective and useable for the resale of Registrable Securities under the Securities Act, in each case until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

Section 2.3    Shelf Takedowns.

Any Stockholder of Registrable Securities included on a Shelf Registration Statement shall have the right to require that the Corporation cooperate in a shelf takedown (“Shelf Takedown”) at any time, including an Underwritten Offering, by delivering a written request thereof to the Corporation specifying the number of shares of Registrable Securities such Stockholder wishes to include in the Shelf Takedown (each, a “Takedown Notice”). The Corporation shall (i) within two (2) Business Days of the receipt of a Takedown Notice for an Underwritten Offering, give written notice of such Takedown Notice to all Stockholders of Registrable Securities included on such Shelf Registration Statement (“Corporation Takedown Notice”), and (ii) take all actions reasonably requested by such Stockholder, including the filing of a supplement or amendment to the Shelf Registration Statement or related prospectus and any actions described in Article IV or as may otherwise be necessary in order to enable such Registrable Securities to be distributed pursuant to such Shelf Takedown, in accordance with the intended method of distribution set forth in the Takedown Notice, as soon as reasonably practicable. If the Shelf Takedown is an Underwritten Offering, the Corporation shall use its reasonable best efforts to include in such Underwritten Offering all Registrable Securities that that the Stockholders request to be included within three (3) Business Days following their receipt of the Corporation Takedown Notice (or, in the case of a Block Trade, twenty-four (24) hours). If the Shelf Takedown is an Underwritten Offering, the Registrable Securities requested to be included in such Shelf Takedown must be either (i) taking into account all of the Stockholders electing to participate, equal to or greater than the Registrable Amount or (ii) represent all of the remaining Registrable Securities owned by the requesting Stockholder and its Affiliates. Notwithstanding anything else to the contrary in this Agreement, the requirement to deliver a Corporation Takedown Notice and the piggyback rights described in this Section 2.3 shall not apply to an Underwritten Offering that constitutes a Block Trade unless the applicable Stockholder, together with its Affiliates, beneficially owns Registrable Securities representing at least 10% of the issued and outstanding Common Shares. A Stockholder may change the number of Registrable Securities proposed to be offered in any such Underwritten Offering at any time prior to the pricing of such offering so long as such change would not materially adversely affect the timing or success of such Underwritten Offering and such revised number of Registrable Securities in the aggregate, taking into account all of the Stockholders electing to participate, continues to equal or exceed the Registrable Amount.

Section 2.4    Cutback; Selection of Underwriters.

(a)    The Corporation shall not include any securities other than Registrable Securities in a Demand Registration, Shelf Registration or Shelf Takedown, except for (i) Common Shares the Corporation intends to sell for its own account or (ii) subject to Section 4.5(b), with the written consent of Stockholders participating in such Demand Registration, Shelf Registration or Shelf Takedown, as applicable, that hold a majority of the Registrable Securities included in such Demand Registration, Shelf Registration or Shelf Takedown. If, in connection with a Demand Registration, Shelf Registration or Shelf Takedown, the lead bookrunning underwriters (or, if such Demand Registration, Shelf Registration or Shelf Takedown is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Corporation and reasonably acceptable to Stockholders holding a majority of the Registrable Securities requested to be included in such Demand Registration, Shelf Registration or Shelf Takedown, as applicable, and whose reasonable fees and expenses shall be borne solely by the Corporation) advise the Corporation, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Corporation that are not Registrable Securities, sought to be registered in connection with such Demand Registration, Shelf Registration or Shelf Takedown, as applicable, would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Corporation shall include in such Demand Registration, Shelf Registration or Shelf Takedown only such securities as the Corporation is reasonably advised by such underwriters or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included by the Requesting Stockholder or Stockholder who delivers the Shelf Notice or Takedown Notice, as applicable, together with all other Stockholders participating in response to the Corporation Takedown Notice or in response to a Demand Registration, pro rata among such Persons based upon the number of Registrable Securities requested to be included by them, (ii) second, securities the Corporation proposes to sell; and (iii) third, all other equity securities of the Corporation duly requested to be included, pro rata on the basis of the amount of such other securities requested to be included by them or such other method determined by the Corporation.

(b)    Any time that a Demand Registration, Shelf Registration or Shelf Takedown involves an Underwritten Offering, (i) Stockholders holding a majority of the Registrable Securities requested to be included in the Demand Registration, Shelf Registration or Shelf Takedown, as applicable, shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities and (ii) the Corporation shall enter into an underwriting agreement that is reasonably acceptable to the Stockholders holding a majority of the Registrable Securities requested to be included in the Demand Registration and the Corporation, with such agreement containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Corporation contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.

(c)    In connection with any Underwritten Offering under this Article II, the Corporation shall not be required to include the Registrable Securities of a Stockholder in the Underwritten Offering unless such Stockholder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters of such Underwritten Offering, in accordance with the terms hereof.

Section 2.5     Registration Limits. The Investor shall be entitled to an unlimited number of Demand Registrations and Shelf Takedowns. Notwithstanding any other provision of this Agreement, the Other Stockholders shall not be entitled to any Demand Registrations, Shelf Notices or Shelf Takedowns without the consent of the Investor.

Section 2.6    Suspension or Deferral. Notwithstanding anything to the contrary contained in this Agreement, the Corporation shall be entitled to suspend the use of the prospectus included in a registration statement for any Demand Registration or any Shelf Registration for a reasonable period of time (a “Suspension Period” or “Deferral Period”) not to exceed sixty (60) days in succession or ninety (90) days in the aggregate in any rolling twelve (12) month period if the board of directors of the Corporation (the “Board”) shall determine in its reasonable and good faith judgment that (a) it is not feasible for the Stockholder to use the prospectus for the sale of Registrable Securities because of the unavailability of audited or other required financial statements, provided that the Corporation shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable, or (b) the filing or effectiveness of the prospectus relating to the registration statement would require the disclosure of material, non-public information, the premature disclosure of which would be materially detrimental to the Corporation and, in each case of clauses (a) and (b), subject to the delivery to the Stockholders of a certificate signed by the chief executive officer or the chief financial officer of the Corporation certifying as to the determination of the Board described above; provided, however, that any Suspension Period shall terminate upon the earliest of (i) the date upon which the Corporation notifies the Stockholders in writing that suspension of such rights for the grounds set forth in this Section 2.6 is no longer necessary, (ii) in the case of clause (a) above, the date upon which the Corporation has filed such reports or obtained and filed the financial information required to be included or incorporated by reference in a registration statement and (iii) in the case of clause (b) above, the date upon which copies of any applicable supplemented prospectus is distributed to Stockholders or at such time as the public disclosure of such information is otherwise made. The Corporation will use reasonable best efforts to limit the length of any Suspension or Deferral Period and shall notify the Stockholders promptly if the suspension for the grounds set forth in this Section 2.6 is no longer necessary. Notice of the commencement of a Suspension or Deferral Period shall simply specify such commencement and shall not contain any facts or circumstances relating to such commencement or any material non-public information. The Corporation shall respond promptly to inquiry by a Stockholder as to such facts and circumstances. After the expiration of any Suspension or Deferral Period and without any further request from a Stockholder, the Corporation shall, if necessary, as promptly as reasonably practicable prepare a post-effective amendment or supplement to the registration statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Corporation shall not register or sell, or permit the registration or sale of, any securities for its own account or that of any other stockholder during any Suspension or Deferral Period.

ARTICLE III

PIGGYBACK REGISTRATION

Section 3.1    Right to Piggyback. Subject to the terms and conditions hereof, whenever the Corporation proposes to register any of its Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares under the Securities Act or to consummate an Underwritten Offering with respect to its Common Shares or securities convertible into, or exchangeable or exercisable for, Common Shares (other than a registration (i) pursuant to Section 2.1, (ii) pursuant to a registration statement on Form S-4 or Form S-8 or similar form that relates to a transaction subject to Rule 145 under the Securities Act, (iii) pursuant to any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, (iv) in connection with any dividend reinvestment or similar plan, (v) for the sole purpose of offering securities to another entity or its security holders in connection with the acquisition of assets or securities of such entity or any similar transaction or (vi) in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered) (a “Piggyback Registration”), whether for its own account or for the account of others, the Corporation shall give each Stockholder, prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Corporation with the SEC of any registration statement with respect thereto).

Section 3.2    Notice.

(a)    Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered or offered, the proposed date of filing of such registration statement with the SEC or pricing of such offering, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a reasonable estimate by the Corporation of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback Notice is a Stockholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within five (5) Business Days after such Piggyback Notice is received by such Piggyback Seller, the Corporation, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Corporation has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Corporation’s equity securities being sold in such Piggyback Registration. No registration effected under Section 3.1 shall relieve the Corporation of its obligation to effect any registration upon request under Section 2.1 or Section 2.2 hereof, and no registration effected pursuant to Section 3.1 shall be deemed to have been effected pursuant to Section 2.1 or Section 2.2 hereof. The Piggyback Notice and the contents thereof shall be kept confidential until the public filing of the registration statement.

(b)    If a Stockholder does not deliver a written request for inclusion within the period specified in Section 3.2(a), such Stockholder shall be deemed to have irrevocably waived any and all rights under this Article III with respect to such registration (but not with respect to future registrations in accordance with this Article III).

Section 3.3    Cutback. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Corporation and reasonably acceptable to the Stockholders holding a majority of the Registrable Securities included in such Piggyback Registration, and whose fees and expenses shall be borne solely by the Corporation) advises the Corporation in writing that, in its opinion, the inclusion of all the Common Shares, or securities convertible into, or exchangeable or exercisable for, Common Shares sought to be included in such Piggyback Registration by (i) the Corporation, (ii) the Piggyback Sellers that request to participate in such registration or offering pursuant to their piggyback registration rights and (iii) any other proposed sellers of Common Shares, or securities convertible into, or exchangeable or exercisable for, Common Shares (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the Common Shares sought to be sold pursuant thereto, then the Corporation shall include in the registration statement, or dispose in such offering, applicable to such Piggyback Registration only such Common Shares as the Corporation is so advised by such underwriter can be sold without such an adverse effect, as follows and in the following order of priority:

(a)    if the Piggyback Registration relates to an offering for the Corporation’s own account, then (A) first, such number of Common Shares to be sold by the Corporation for its own account, (B) second, Registrable Securities requested to be included in such Piggyback Registration by any Piggyback Sellers, pro rata among such Piggyback Sellers based upon the number of Common Shares, or securities convertible into, or exchangeable or exercisable for, Common Shares sought to be registered or disposed by such holders deemed to be owned by such Persons and (C) third, other Common Shares, or securities convertible into, or exchangeable or exercisable for, Common Shares proposed to be sold by any Other Proposed Sellers.

(b)    if the Piggyback Registration relates to an offering other than for the Corporation’s own account, then (A) first, any Common Shares proposed to be sold by any Other Proposed Sellers with a contractual right to include such Common Shares in such registration statement prior to any Stockholder, (B) second, Registrable Securities requested to be included in such Piggyback Registration by any Piggyback Sellers, pro rata among such Piggyback Sellers based upon the number of Common Shares sought to be registered or disposed by such holders, and (C) third, the other Common Shares proposed to be sold by any Other Proposed Sellers or to be sold by the Corporation as determined by the Corporation.

Section 3.4    Underwriting Agreement. In connection with any Underwritten Offering under this Article III, the Corporation shall not be required to include the Registrable Securities of a Stockholder in the Underwritten Offering unless such Stockholder accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by the Corporation in accordance with the terms hereof; provided that if any Stockholder who has requested to participate in such Underwritten Offering reasonably and in good faith disapproves of the terms of the related underwriting agreement, such Stockholder shall not be required to enter into such underwriting agreement and shall withdraw from such Underwritten Offering by providing written notice to the Corporation and the underwriter(s) no later than the earlier of (x) the time at which the public offering price and underwriters’ discount are determined with the underwriter(s) and (y) the effective date of the applicable registration statement or Shelf Takedown, as applicable.

Section 3.5    Selection of Underwriters. If the Corporation intends to offer and sell Common Shares by means of an Underwritten Offering (other than an offering pursuant to Section 2.1 or Section 2.2), the Corporation shall select the managing underwriter or underwriters to administer such Underwritten Offering, which managing underwriter or underwriters shall be firms of nationally recognized standing.

Section 3.6    Company Control. If, at any time after giving a Piggyback Notice and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Corporation shall determine, at its election, for any reason not to register such equity securities, the Corporation may give written notice of such determination to each Stockholder promptly upon such determination (any, in any event, within two (2) calendar days thereof) and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Stockholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

ARTICLE IV

REGISTRATION PROCEDURES

Section 4.1    Withdrawal Rights. Any Stockholder having notified or directed the Corporation to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Corporation prior to the effective date of such registration statement. In the event of any such withdrawal, the Corporation shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Corporation with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Corporation shall as promptly as practicable give each Stockholder seeking to register Registrable Securities notice to such effect and, within ten (10) calendar days following the mailing of such notice, such Stockholders still seeking registration shall, by written notice to the Corporation, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such 10-calendar day period, the Corporation shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Corporation shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. If a Stockholder withdraws its notification or direction to the Corporation to include Registrable Securities in a registration statement in accordance with this Section 4.1 with respect to a sufficient number of Common Shares so as to reduce the number of Registrable Securities requested to be included in such registration statement below the Registrable Amount, such Stockholder shall be required to promptly reimburse the Corporation for reasonable and documented out of pocket expenses incurred by the Corporation in connection with preparing for the registration of such Registrable Securities.

Section 4.2    Holdback Agreements. In the case of an Underwritten Offering with respect to any Demand Registration or any Piggyback Registration, each Stockholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the date on which the Corporation gives notice to the Stockholders that a preliminary prospectus has been circulated for such Underwritten Offering or the “pricing” of such offering and continuing to the date that is the lesser of (x) sixty (60) days following the date of the final prospectus and (y) such shorter period as agreed by the initiating Selling Stockholder with the managing underwriters. Each person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the managing underwriter or underwriters for any Underwritten Offering and the terms of such lock-up agreements shall govern such person in lieu of the preceding sentence; provided that in no event shall the Stockholders be obligated to enter into such lock-up that are any more restrictive than such agreements agreed to by the Corporation, its directors and executive officers or the other stockholders of the Corporation participating in such offering; provided, further, that the Corporation, its directors, executive officers or other stockholders shall not be released from any holdback agreement unless the Stockholders are similarly released; and provided, further, that any lock-up shall contain customary exceptions.

Section 4.3    Registration Procedures.

(a)    In connection with the registration of any Registrable Securities under the Securities Act pursuant to Article II and Article III, the Corporation shall as expeditiously as reasonably possible:

(i)    prepare and file with the SEC a registration statement to effect such registration and thereafter use reasonable best efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement and cause such registration statement to contain a “Plan of Distribution” that permits the distribution of securities pursuant to all legal means; provided, however, that the Corporation may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that no less than five (5) Business Days before filing such registration statement, prospectus or any amendments thereto, the Corporation will furnish to the counsel selected by the Stockholders which are including Registrable Securities in such registration copies of all such documents proposed to be filed, which documents will be subject to the review, comment and approval of such counsel prior to filing, and such review to be conducted with reasonable promptness;

(ii)    prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an Underwritten Offering, such longer period as in the opinion of counsel for the underwriters for such Underwritten Offering that a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer).

(iii)    furnish to each Selling Stockholder and each underwriter, if any, of the securities being sold by such Selling Stockholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Stockholder;

(iv)    use reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Stockholder and any underwriter of the securities being sold by such Selling Stockholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Stockholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Stockholder, except that the Corporation shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction where it is not then so subject or (C) file a general consent to service of process in any such jurisdiction where it is not then so subject;

(v)     use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the National Securities Exchange on which the Common Shares are listed;

(vi)    use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable each Selling Stockholder thereof to consummate the disposition of such Registrable Securities;

(vii)    in connection with an Underwritten Offering, obtain for each Selling Stockholder and underwriter:

(A)    an opinion of counsel for the Corporation, in customary form and covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Stockholder and underwriters, and

(B)    a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Corporation’s financial statements included in such registration statement and additional comfort letters from the independent registered public accounting firm for any company acquired by the Corporation whose financial statements are included or incorporated by reference in the registration statement) in customary form and covering such matters as are customarily covered by comfort letters as such underwriter and such Selling Stockholders may reasonably request; provided, however, that if the Corporation fails to obtain such legal opinion or comfort letter hereunder and the relevant offering is abandoned, then such offering will not count as a Demand Registration or Shelf Takedown for purposes of determining when future Demand Registrations or Shelf Takedowns may be requested by Stockholders hereunder;

(viii)    promptly make available for inspection by any Selling Stockholder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Corporation’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (viii) if (i) the Corporation reasonably believes, based on the opinion of counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information (provided that the Corporation will use commercially reasonable efforts to provide any such information with redactions or other customary limitations to the extent feasible to do so in a manner that would avoid the effect set forth in this clause (i)) or (ii) if either (A) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Corporation reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Stockholder requesting such information agrees, and causes each of its Inspectors, to abide by customary confidentiality obligations on terms reasonably acceptable to the Corporation; and provided, further, that each Selling Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix)    promptly notify in writing each Selling Stockholder and the underwriters, if any, of the following events:

(A)    the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B)    any request by the SEC or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(C)    the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the registration statement or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceedings by any Person for the foregoing purposes; and

(D)    the receipt by the Corporation of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x)     promptly notify each Selling Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)    use reasonable best efforts to prevent the issuance of and, if issued, obtain the withdrawal of any order suspending the effectiveness of such registration statement or any suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction;

(xii)    otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Stockholder, as soon as reasonably practicable, an earning statement of the Corporation covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Corporation’s first full quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)    cooperate with the Selling Stockholders and the managing underwriter to facilitate the timely preparation and delivery of certificates in a form eligible for deposit with The Depository Trust Company (which shall not subject to any stop transfer order with any transfer agent and will not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Stockholders may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, or, if requested by a Selling Stockholder or an underwriter, to facilitate the delivery of such securities in book-entry form;

(xiv)    have appropriate officers of the Corporation prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as requested by the Selling Stockholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, that such presentations, meetings, actions and efforts do not cause unreasonable disruption to the management of the Corporation’s business;

(xv)    with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Stockholders holding the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the prior reasonable review of the Selling Stockholders and their counsel;

(xvi)    (A) as expeditiously as possible and within the deadlines specified by the Securities Act, use reasonable best efforts to make all required filings of all prospectuses and Free Writing Prospectuses with the SEC and (B) within the deadlines specified by the Exchange Act, use reasonable best efforts to make all filings of periodic and current reports and other materials required by the Exchange Act;

(xvii)    as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);

(xviii)    as expeditiously as practicable, keep the Selling Stockholders and their counsel advised as to the initiation and progress of any registration hereunder;

(xix)    use reasonable best efforts to cooperate with each Selling Stockholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority (“FINRA”);

(xx)    furnish the Selling Stockholders, their counsel and the underwriters, as expeditiously as possible, copies of all correspondence with or from the SEC, the FINRA, any stock exchange or other self-regulatory organization relating to the registration statement or the transactions contemplated thereby and, a reasonable time prior to furnishing or filing any such correspondence to the SEC, the FINRA, stock exchange or self-regulatory organization, furnish drafts of such correspondence to the Selling Stockholders, their counsel, and the underwriters for their reasonable review and comment, such review and comment to be conducted promptly;

(xxi)    not later than the effective date of the applicable registration statement, provide a CUSIP number for all Registrable Securities; and

(xxii)    to take all other reasonable steps necessary or advisable to effect the registration and disposition of the Registrable Securities contemplated hereby.

(b)    The Corporation may require each Selling Stockholder and each underwriter, if any, to furnish the Corporation in writing such information regarding each Selling Stockholder or underwriter and the distribution of such Registrable Securities as the Corporation may from time to time reasonably request and as shall be reasonably required to complete or amend the information required by such registration statement.

(c)    Without limiting the terms of Section 2.1(a), in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Corporation, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Corporation contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In the event an Underwritten Offering is not consummated because any condition to the obligations under any related written agreement with such underwriters is not met or waived, and such failure to be met or waived is not attributable to the fault of any Stockholder, such Underwritten Offering will not count for purposes of determining when future Demand Registrations of Shelf Takedowns may be requested by such Stockholder hereunder.

(d)    Each Selling Stockholder agrees that upon receipt of any notice from the Corporation of the happening of any event of the kind described in Sections 4.3(a)(ix)(C), 4.3(a)(ix)(D)), or 4.3(a)(x), such Selling Stockholder shall forthwith discontinue (in the case of Section 4.3(a)(ix)(D), only in the relevant jurisdiction set forth in such notice) such Selling Stockholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Stockholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(a)(x) and, if so directed by the Corporation, deliver to the Corporation, at the Corporation’s expense, all copies, other than permanent file copies, then in such Selling Stockholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities.

Section 4.4    Registration Expenses. All expenses incident to the Corporation’s performance of, or compliance with, its obligations under Article II of this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, reasonable and customary fees and expenses of any “qualified independent underwriter” as such term is defined in Rule 5121 of the FINRA), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Corporation’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and reasonable and customary fees and expenses of one firm of counsel for the Selling Stockholders (which counsel shall be chosen by the holders of a majority of the Registrable Securities included in the applicable offering) (collectively, the “Registration Expenses”) shall be borne by the Corporation, regardless of whether a registration is effected; provided, that the Corporation’s obligation for fees and expenses of counsel for the Selling Stockholders shall not exceed $150,000 per registered transaction (inclusive of any blue sky and FINRA-related counsel costs), and excludes fees and expenses for non-customary opinions or deliverables (including foreign law opinions), which shall be borne by the requesting holders. The Corporation will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Corporation are then listed or traded. Each Selling Stockholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Stockholder’s Registrable Securities pursuant to any registration.

Section 4.5    Request for Information; Certain Rights.

(a)    Request for Information. Reasonably before the expected filing date of each registration statement pursuant to this Agreement, the Corporation shall notify each Stockholder who has timely provided the requisite notice hereunder entitling the Stockholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Stockholder that the Corporation or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). Such Stockholder shall promptly return the Requested Information to the Corporation. If the Corporation has not received the Requested Information (or a written assurance from such Stockholder that the Requested Information that cannot practicably be provided prior to filing of the registration statement will be provided in a timely fashion) from such Stockholder within a reasonable period of time (as determined by the Corporation in good faith) prior to the filing of the applicable Registration Statement, the Corporation may file such Registration Statement without including Registrable Securities of such Stockholder. The failure to so include in any registration statement the Registrable Securities of a Stockholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Corporation to such Stockholder.

(b)    Registrable Securities Transactions.  If requested by any Stockholder in connection with any transaction involving any Registrable Securities (including any sale or other transfer of such securities without registration under the Securities Act, any margin loan with respect to such securities and any pledge of such securities), the Corporation agrees to provide such Stockholder with customary assistance to facilitate such transaction or similar transaction, including, without limitation, (i) such action as such Stockholder may reasonably request from time to time to enable such Stockholder to sell Registrable Securities without registration under the Securities Act and (ii) entering into an “issuer’s agreement” in connection with any margin loan with respect to such securities in customary form. Without limiting the foregoing, the Corporation acknowledges and agrees that a Stockholder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Registrable Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and, if required under the terms of such arrangement, such Stockholder may transfer pledged or secured Registrable Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Corporation and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Stockholder’s expense, the Corporation will execute and deliver such reasonable documentation as a pledgee or secured party of Registrable Securities may reasonably request in connection with a pledge or transfer of the Registrable Securities, including, if the Registrable Securities are subject to registration pursuant to this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c)    In-Kind Distributions. If any Stockholder (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of their Registrable Securities to their respective direct or indirect equityholders, the Corporation will, subject to any applicable lock-ups, work with the foregoing Persons to facilitate such in-kind distribution in the manner requested and consistent with the Corporation’s obligations under the Securities Act.

(d)    No Grant of Future Registration Rights. Except pursuant to the proviso to Section 6.10 the Corporation shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to, or pari passu with (with respect to priority or underwriting cutbacks) or otherwise inconsistent with the rights granted to the Stockholders hereunder to any other Person without the prior written consent of the Investor.

Section 4.6    Exchange Act Compliance. So long as the Corporation (a) has registered a class of securities under Section 12 or Section 15 of the Exchange Act and (b) files reports under Section 13 of the Exchange Act, then the Corporation shall take all actions reasonably necessary to enable Stockholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time or any similar rules or regulations adopted by the SEC, including, without limiting the generality of the foregoing, (i) making and keeping public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, (ii) filing with the SEC in a timely manner all reports and other documents required of the Corporation under the Exchange Act, (iii) at the request of any Stockholder if such Stockholder proposes to sell securities in compliance with Rule 144, forthwith furnish to such Stockholder, as applicable, a written statement of compliance with the reporting requirements of the SEC as set forth in Rule 144 and make available to such Stockholder such information as will enable the Stockholder to make sales pursuant to Rule 144 and (iv) for securities that will be sold pursuant to Rule 144, reasonably cooperating with the Stockholders to cause the transfer agent to remove any restrictive legend on certificates evidencing Registrable Securities. If a legend removal request is made, the Corporation will, no later than two (2) Business Days following the delivery of a legended certificate representing such Securities (or a request for legend removal, in the case of Securities issued in book-entry form), deliver or cause to be delivered to such Stockholder a certificate representing such Securities that is free from all restrictive legends or an equivalent book-entry position, as requested by such Stockholder.

Section 4.7    Participating Stockholder. By written notice delivered to the Corporation, any Stockholder (an “Opting-Out Stockholder”) may elect to waive its right to participate in Underwritten Offerings and to be a Piggyback Seller and participate in a Piggyback Registration (an “Opt-Out”), until such time as the written notice is rescinded in writing. During such time as an Opt-Out is in effect: (a) the Opting-Out Stockholder shall not receive notices of any proposed Demand Registration, Shelf Takedown or Piggyback Registration and (b) shall not be entitled to participate in any such registration or offering.

ARTICLE V

INDEMNIFICATION

Section 5.1    By the Corporation. The Corporation agrees to indemnify, defend and hold harmless, to the fullest extent permitted by law, each Stockholder and each of their respective Affiliates and their respective officers, directors, employees, managers, partners, advisors, agents and representatives and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Stockholder or such other Person indemnified under this Section 5.1 from and against all losses, claims, damages, liabilities and expenses, whether joint or several (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), to which they are or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law (including any applicable “blue sky” laws), rule or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, are caused by or relate to any untrue statement (or alleged untrue statement) of a material fact contained or incorporated in any registration statement, prospectus or preliminary prospectus, offering circular, offering memorandum or Disclosure Package (including a Free Writing Prospectus) or any amendment or supplement thereto or any filing or document incidental to such registration or qualification of the securities as required by this Agreement, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that no Person indemnified shall be indemnified hereunder insofar as the same are made in conformity with and in reliance on information furnished in writing to the Corporation by such Person concerning such Person expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Corporation may otherwise have to any such indemnified person. In connection with an Underwritten Offering and without limiting any of the Corporation’s other obligations under this Agreement, the Corporation shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other Person indemnified under this Section 5.1 to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Stockholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 5.1 will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

Section 5.2    By the Selling Stockholders. In connection with any registration statement in which a Stockholder is participating, each such Selling Stockholder will furnish to the Corporation in writing information regarding such Selling Stockholder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Corporation, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Corporation or such other Person indemnified under this Section 5.2 against all Losses to which they are or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law (including any applicable “blue sky” laws), rule or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, are caused by or relate to any untrue statement of material fact contained or incorporated in any registration statement, prospectus or preliminary prospectus, offering circular, offering memorandum or Disclosure Package (including a Free Writing Prospectus) or any amendment or supplement thereto or any filing or document incidental to such registration or qualification of the securities as required by this Agreement, or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or omission is made in conformity with and in reliance on information furnished in writing by such Person concerning such Person expressly for use therein; provided, however, that each Selling Stockholder’s obligation to indemnify the Corporation hereunder shall, to the extent more than one Person is subject to the same indemnification obligation, be apportioned between each Person based upon the net amount received by each Person from the sale of such Registrable Securities, as compared to the total net amount received by all of the indemnifying Persons pursuant to such registration statement. Notwithstanding the foregoing, no Person shall be liable to the Corporation and the underwriters for aggregate amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder (after deducting any discounts and commissions) from the disposition of Registrable Securities in the offering giving rise to such liability.

Section 5.3    Notice. Any Person entitled to indemnification hereunder shall give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

Section 5.4    Defense of Actions. In any case in which any claim, action or proceeding (including any governmental investigation) is brought against any Person in respect of which indemnification may be sought pursuant to this Article V (an “indemnified party”), and it notifies the Person against whom such indemnity may be sought (an “indemnifying party”) of the commencement thereof (provided that that the failure or delay to give such notice shall not relieve the indemnifying party of its obligations pursuant to this Agreement except to the extent that it shall be determined by a court of competent jurisdiction that such indemnifying party has been materially prejudiced by such failure or delay), the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnified party shall have the right, but not the obligation, to participate in any such defense and to retain its own counsel, but the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (ii) counsel to the indemnifying party has informed the indemnifying party that the joint representation of the indemnifying party and one or more indemnified parties could be inappropriate under applicable standards of professional conduct, or (iii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in any such event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld, conditioned or delayed). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).

Section 5.5    Indemnification Priority. The Corporation hereby acknowledges and agrees that any of the Persons entitled to indemnification and contribution pursuant to this Section 5 (each, a “Corporation Indemnitee” and collectively, the “Corporation Indemnitees”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Corporation hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Corporation Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Corporation Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Corporation Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Corporation Indemnitee may have against such other sources. The Corporation further agrees that no advancement or payment by such other sources on behalf of a Corporation Indemnitee with respect to any claim for which such Corporation Indemnitee has sought indemnification, advancement of expenses or insurance from the Corporation shall affect the foregoing, and that such other sources shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Corporation Indemnitee against the Corporation.

Section 5.6    Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

Section 5.7    Contribution. If recovery is not available or is insufficient under the foregoing indemnification provisions for any reason or reasons other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party with respect to any Losses (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions that resulted in such Losses, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) but also the relative benefit of the Corporation, on the one hand, and such Stockholder, on the other, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of a Person will be determined by reference to, among other things, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. Each Selling Stockholder’s obligation to contribute pursuant to this Section 5.7 shall, to the extent more than one Person is subject to the same contribution obligation, be apportioned between each Person based upon the net amount received by each Person from the sale of such Registrable Securities, as compared to the total net amount received by all of the indemnifying Persons pursuant to such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Stockholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

ARTICLE VI

MISCELLANEOUS

Section 6.1     Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by electronic mail (delivery receipt requested) or nationally recognized overnight courier, addressed to such party at the address or electronic mail address set forth below or such other address or electronic mail address as may hereafter be designated in writing by such party to the other parties:

(a)      if to the Corporation, to:

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, Colorado 80301

Attention: Chief Executive Officer

E-mail: jvieth@lairdsuperfood.com

with a copy to:

Haynes and Boone, LLP

2801 N. Harwood Street, Suite 2300

Dallas, Texas 75201

Attention: Dan Malone; Matthew L. Fry

Email: dan.malone@haynesboone.com;

matt.fry@haynesboone.com.

(b)      if to the Stockholders, to their respective addresses set forth on Schedule I with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Bianca Levin-Soler, James E. Langston, Tim Cruickshank

Email: blevin-soler@paulweiss.com; jlangston@paulweiss.com;

tcruickshank@paulweiss.com.

Section 6.2    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart. Facsimile, scanned or electronic counterpart signatures to this Agreement shall be binding and enforceable.

Section 6.4    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto (and their permitted successors and assigns), any rights or remedies hereunder, except as provided in Article V, in each case which Persons are intended to benefit from, and to be entitled to enforce, Article V, as applicable.

Section 6.5    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

Section 6.6    Expenses. Except as provided herein or in the Investment Agreement, each party hereto shall be responsible for all fees and expenses incurred by such party in the negotiation, preparation and implementation of this Agreement and the transactions contemplated hereby.

Section 6.7    Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 6.8    Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the state courts or the federal courts of the United States of America located in the State of New York (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Corporation or to the applicable party hereto at their respective addresses referred to in Section 6.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 6.9    Amendments; Waivers.

(a)    This Agreement may be amended, waived or supplemented with the written consent of the Corporation and the Investor, or if the Investor is not a party hereto, the holders of a majority-in-interest of the Registrable Securities then outstanding; provided, that any amendment or waiver that disproportionately and adversely affects the rights of the Investor relative to other holders shall require the written consent of the Investor.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.10    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that each Stockholder may, without the consent of the other parties, assign any of its rights and obligations hereunder as Stockholder (and not in any other capacity) upon any direct Transfer of Registrable Securities to a Transferee, so long as such Transferee, if not already a party to this Agreement, executes and delivers to the Corporation a joinder in the form attached hereto as Exhibit A. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 6.11    Recapitalizations, Exchanges Affecting the Registrable Securities. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to the Registrable Securities, to any and all shares of the Corporation or any successor or assign of the Corporation (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Registrable Securities, by reason of a dividend of Common Shares, share subdivision or split, share issuance, reverse share split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

LAIRD SUPERFOOD, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Notices

If to the Investor or any Investor Party, to the Investor at:

c/o Nexus Capital Management LP
11100 Santa Monica Blvd., Suite 250
Los Angeles, California 90025
Attention: Michael Cohen; Kayla Dean Obia
E-Mail: mcohen@nexuslp.com; kdean@nexuslp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Bianca Levin-Soler, James E. Langston, Tim Cruickshank

E-Mail: blevin-soler@paulweiss.com; jlangston@paulweiss.com;

tcruickshank@paulweiss.com

FORM OF JOINDER TO
REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Registration Rights Agreement (the “Agreement”) dated as of [                  ], among Laird Superfood, Inc., a Nevada corporation (the “Corporation), Gateway Superfood NSSIII Investment, LLC, Gateway Superfood NSSIV Investment, LLC and the Other Stockholders party thereto, is made and entered into as of [●] [●], 20[●] by and between the Corporation and [NAME OF STOCKHOLDER TRANSFEREE] (the “Transferee”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Transferee has acquired Shares of the Corporation, and the Agreement requires the Transferee to become a party to the Agreement, and Transferee agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.         Agreement to be Bound. The Transferee hereby agrees that upon execution of this Joinder, [he, she or it] shall become a party to the Agreement and shall be fully bound by, entitled to all the rights and benefits of, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and Stockholder thereunder.

2.         Successors and Assigns. Except as otherwise provided in the Agreement, this Joinder shall bind and inure to the benefit of and be enforceable by the Corporation and each other party to the Agreement and their respective successors and assigns so long as the Transferee holds any Registrable Securities.

3.         Counterparts. This Joinder may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.         Notices. For purposes of Section 6.1 of the Agreement, all notices, demands or other communications to the Transferee shall be directed to:

[Name]

[Address]

[Attention]

5.         Governing Law. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

6.         Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

LAIRD SUPERFOOD, INC.

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title: